UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2007
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
See Item 2.03 below, the contents of which are incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 31, 2007 (the “Effective Date”), Kellogg Company (“Kellogg”) entered into an unsecured 364-Day Credit Agreement (the “364-Day Facility”) with the lenders named therein (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and Barclays Bank PLC, as Syndication Agent. J.P. Morgan Securities Inc. and Barclays Capital served as Joint Lead Arrangers and Joint Bookrunners.
The 364-Day Facility allows Kellogg, for the fees and expenses and at the interest rates specified therein, to borrow, on a revolving credit basis up to US $400,000,000 at any time outstanding.
The 364-Day Facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens, sale and leaseback transactions and an interest expense coverage ratio that requires the ratio of Consolidated EBITDA to Consolidated Interest Expense to be no less than 4.0 to 1.0 for any four consecutive fiscal quarters. It also contains customary Events of Default (as defined in the 364-Day Facility). If an Event of Default occurs, then, to the extent permitted in the 364-Day Facility, the Administrative Agent may terminate the commitments under the 364-Day Facility and accelerate any outstanding loans under the 364-Day Facility.
On January 31, 2007, Kellogg and two of its subsidiaries (each an “Issuer”, and together the “Issuers”) established a euro-commercial paper program (the “Program”) under which the Issuers may issue euro-commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of US $750,000,000 or its equivalent in alternative currencies. Barclays Bank PLC will act as arranger for the Program and Barclays Bank PLC, Citibank International plc and Deutsche Bank AG, London Branch, will act as dealers (the “Dealers”) for the Notes. The Notes may have maturities ranging up to 364 days and will be senior unsecured obligations of the applicable Issuer. Notes issued by its subsidiary Issuers will be guaranteed by Kellogg. The Notes may be issued at a discount or may bear fixed or floating rate interest or a coupon calculated by reference to an index or formula. Amounts available under the Program may be reborrowed.
The Lenders and the Dealers have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Kellogg and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
A copy of the 364-Day Facility and the Form of Note for the Program will be filed as exhibits to Kellogg’s Annual Report on Form 10-K for its 2006 fiscal year.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On January 31, 2007, a wholly-owned subsidiary of Kellogg Company, exercised its right to call for early redemption all of its outstanding Guaranteed Floating Rate Notes due 2007 (the “Euro Notes”). In accordance with the terms of the Euro Notes, the aggregate principal amount of the Euro Notes of Euro 550,000,000 will be redeemed effective February 28, 2007 (the “Redemption Date”), at a redemption price equal to the principal amount of the Euro Notes, plus accrued and unpaid interest through the Redemption Date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: January 31, 2007	/s/ John A. Bryant

Name: John A. Bryant Title: Executive Vice President, Chief Financial Officer, Kellogg Company and President, Kellogg International